FOR INTERNAL USE ONLY IN RESPONSE TO SHAREHOLDER INQUIRIES
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Oppenheimer New York Municipal Fund Proxy Script

Mailing Date:              June 20, 2002
Meeting Date:     August 15, 2002
Mail Quantity:    18,000
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Q.  Who is eligible to vote?
If you owned shares of the Fund on May 20, 2002, then you are entitled to vote.

Q.  How does the Board of Trustees recommend that I vote?
The Board of Trustees recommends that the fund's shareholders approve all of the proposals by voting "FOR".

Q.  What are the proposals?
Proposal 1: Election of Trustees - At the Meeting, eleven (11) Trustees are to be elected.
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Proposal 2: To Approve the Elimination or Amendment of Certain Fundamental Investment Policies of the Fund
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Proposal 3: Authorize the Trustees to Adopt an Amended and Restated Declaration of Trust
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Q.  Why is it necessary to eliminate or change fundamental investment policies?
The policies proposed to be eliminated or changed are either more restrictive than required under current law or are no longer required at all.  The changes proposed would result in your fund having a list of investment restrictions that are standardized with those of the other Oppenheimer funds.  The changes are unlikely to materially affect the day-to-day management of your fund.

Q.  Which fundamental investment restrictions will be amended or eliminated?
Proposal 2A: Purchasing Securities on Margin - Currently, the Fund cannot purchase securities other than hedging instruments on
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margin.  However, the Fund can invest in options, futures, options on futures and similar instruments and may make margin deposits and payments in connection with those investments.  The policy was originally adopted to comply with state regulations that no longer apply.  Elimination of this policy is unlikely to affect management of the Fund as the Fund would continue to be prohibited from purchasing securities on margin, except to obtain such short-term credits as may be necessary for clearance of transactions.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2B: Making Short Sales - According to the current policy, the Fund cannot make short sales.  Elimination of this policy is
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unlikely to affect management of the Fund and is not expected to materially increase the risk of an investment in the Fund.  Although the Fund would be permitted to sell securities short if shareholders approve this sub-proposal, the Fund would have to maintain asset coverage required by the Act of 1940 if it were to sell securities short. If the Fund's Manager and its Trustees believed that it was in the best interests of the Fund to engage in significant short sales, the Fund's prospectus would have to be updated to reflect that change in policy.

Proposal 2C: Purchasing Securities of Issuers in which Officers or Trustees Have an Interest - Currently, the Fund cannot purchase
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securities of any issuer if officers, trustees and directors of the Fund or the Manager individually beneficially own more than 0.5%
of the securities of that issuer and together own beneficially more than 5% of the outstanding shares. The policy was originally adopted to comply with state regulations that no longer apply.  Elimination of this fundamental policy is unlikely to affect management of the Fund.  Further, the Trustees believe that its elimination could increase the Fund's flexibility when choosing investments in the future without materially increasing the risk of investing in the Fund.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2D: Investing in Other investment Companies - Currently, the fund cannot invest more than 5% of total assets in securities
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of other investment companies, except if they are acquired as part of a merger, consolidation or other acquisition.  This policy is not required to be a fundamental policy under the 1940 Act, and although approval of this proposal would permit the fund to enter into a fund-of-fund arrangement as discussed in the Proxy Statement, elimination of the current policy is unlikely to change how the fund is managed.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2E: Borrowing - The Fund is currently subjected to a more restrictive borrowing policy than is required by the 1940 Act. The
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Trustees recommend that the current policy be amended to permit the Fund to borrow as permitted by the 1940 Act.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2F: Pledging, Mortgaging or Hypothecating Assets - The Fund is currently subject to a fundamental investment policy
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concerning the pledging, mortgaging or hypothecating the Fund's investment assets.  This policy is not required to be a fundamental policy under the 1940 Act, and the Trustees recommend removing this policy so the Fund may pursue its investment objective with greater flexibility, consistent with the 1940 Act.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2G: Lending - The Fund is currently subjected to a more restrictive lending than is required by the 1940 Act. The Trustees
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recommend that the current policy be amended to permit the Fund to make loans as permitted by the 1940 Act.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2H: Investing In Real Estate - The purpose of amending the existing policy is to clarify the Fund's permitted investments
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and to conform with other Oppenheimer Fund policies in this area.  Under both the existing policy and the proposed policy (both of which are detailed in the statement), the Fund is permitted to invest in:
1.       Debt securities secured by real estate or interest in real estate or issued by companies that invest in real estate, like
         Real Estate Investment Trusts (REITs)
2.       Hedging instruments, as permitted by any of its other investment policies, and
3.       Buy and sell options, futures, securities, or other investments linked to commodity prices
  Therefore amending the existing policy is not expected to increase the risk of the Fund.  Please see the proxy statement for a more detailed discussion of this proposal.

Proposal 2I: Industry Concentration - Currently, and under the Proposed Policy, the Fund cannot invest more than 25% of its total
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assets in a single industry.  Proposed Policy:  That limit does not apply to securities issued by other investment companies and that the limit applies to 25% or more.  Nor does that limit apply to municipal securities in general or to New York municipal securities.
Please see the proxy statement for a more detailed discussion of this proposal.  Elimination of this policy is unlikely to affect management of the Fund.

Q.  How will Proposal 3, Authorize the Trustees to Adopt an Amended and Restated Declaration of Trust, affect management of my fund?
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The Trustees recommend the adoption of a more modern form of trust instrument that, going forward, will be used as the standard declaration of trust for all new Oppenheimer funds organized as Massachusetts business trusts. The Trustees believe adoption of the
New Declaration of Trust will result in more efficient and economical governance of the Fund by providing more flexibility and broader authority to act without shareholder approval.
The New Declaration of Trust will not result in any changes in your fund's officers or in investment policies or services stated in your fund's prospectus.  The New Declaration of Trust permits the Trustees to take certain action without shareholder approval, such as changing the fund's state of domicile.  Shareholders will still have the right to vote on any amendment affecting shareholders'
right to vote, the New Declaration of Trust's amendment provisions, shareholders' right to indemnification and shareholders' rights to vote on the merger or sale of the Fund to another operating mutual fund.  Please see the proxy statement for a more detailed discussion of this proposal."